SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 23, 2004

Date of Report (Date of earliest event reported)

Factory Card & Party Outlet Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-21859	36-3652087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 Diehl Road, Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 579-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Gary W. Rada (President and Chief Executive Officer) and Timothy F. Gower (Senior Vice President, Retail Store Operations), each has entered into an employment agreement with the Company, effective as of December 23, 2004, which provides for the continued employment of each in his present capacity with the Company through April 8, 2006 for Mr. Gower and April 8, 2007 for Mr. Rada; provided that such term is automatically extended for subsequent one-year terms unless either the executive or the Company gives written notice to the other of a desire not to extend at least 60 days prior to the end of the initial term or any additional term, as applicable.

During the term, the Company agrees to pay the executives the following annual salaries, subject to annual review and increases at the discretion of the Board: Mr. Rada $405,000; and Mr. Gower $243,000. In addition, each of the executives is eligible to receive a cash bonus in accordance with the Company’s management incentive plan for each fiscal year during the term at least of 40% of annual salary for Mr. Gower and 60% of annual salary for Mr. Rada.

Under the terms of each of the employment agreements, if the executive is terminated without cause or resigns with good reason during the term, he is entitled to receive: (1) any accrued and unpaid salary and bonus and a prorated bonus in respect of the fiscal year in which termination occurs, calculated at the executive’s target bonus level; (2) a severance payment, payable in cash over the Severance Period (as defined below), equal to 1.0 times (or, if the termination occurs during the initial term, the quotient obtained by dividing the number of days remaining in the initial term by 365, if such quotient is greater than 1.0) the sum of (x) the executive’s then current annual base salary and the (y) target annual bonus paid or payable to the executive; (3) full acceleration of vesting on stock options, restricted stock and any other awards under any equity based incentive arrangement; and (4) continuation of medical and dental benefits for the executive, his spouse and other dependents for the greater of the Severance Period or the remainder of the initial term. “Severance Period” for Mr. Rada is 18 months; provided that if Mr. Rada’s employment is terminated during the term other than for Cause (as defined therein) or by Mr. Rada for Good Reason (as defined therein) and, in either case, such termination occurs after a Change of Control (as defined therein), then the Severance Period is 36 months. “Severance Period” for Mr. Gower is 12 months; provided that if Mr. Gower’s employment is terminated during the term other than for Cause or by Mr. Gower for a Good Reason and, in either case, such termination occurs after a Change of Control, then the Severance Period is 18 months.

Each of the executives is subject to a confidentiality agreement and a 12-month non-solicitation and non-competition covenant following any termination of employment.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Employment Agreement, dated as of December 23, 2004, between the Registrant and Gary W. Rada.

99.2	Employment Agreement, dated as of December 23, 2004, between the Registrant and Timothy F. Gower.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTORY CARD & PARTY OUTLET CORP.

/s/ Gary W. Rada
Gary W. Rada
Dated: December 27, 2004	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement, dated as of December 23, 2004, between the Registrant and Gary W. Rada.

99.2	Employment Agreement, dated as of December 23, 2004, between the Registrant and Timothy F. Gower.